EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

Daegis Inc. Reports Fiscal 2014 First Quarter Results

ROSEVILLE, Calif., – August 27, 2013 – Daegis (NASDAQ: DAEG), an eDiscovery and information management company, today announced financial results for its fiscal 2014 first quarter ended July 31, 2013.

First Quarter Fiscal 2014 Financial Highlights

  First quarter total revenue of $8.0 million, a decrease of 17% year-over-year.
  First quarter GAAP net loss of $633,000 or $0.05 per share, compared to GAAP net income of $157,000 or $0.00 per share for the same period last year.
  First quarter Adjusted EBITDA of $679,000, compared to $1.1 million last year. (1)
  Non-GAAP net loss of $96,000 or $0.01 per share, compared to Non-GAAP net income of $257,000, or $0.01 per share last year. (1)
  Cash at July 31, 2013 was $5.0 million, compared to $5.5 million at April 30, 2013.
  Total debt outstanding at July 31, 2013 was $16.0 million, a decrease of $1.7 million from April 30, 2013.

Commenting on results, Daegis Inc. Chief Executive Officer Tim Bacci said, “Daegis had a challenging first quarter from a revenue standpoint across both our segments. We’re taking decisive steps to improve performance. Our strategy to align our businesses to deliver a comprehensive approach to archiving and eDiscovery is on course and we believe we have the products, the talent and the market opportunity to grow the business over the long-term.”

Business Highlights for the First Quarter Fiscal 2014

  Company announced Susan K. Conner as Chief Financial Officer
  Daegis released new version of Daegis Edge with high performance document viewer to speed the review process
  Gupta Technologies launched Team Developer 6.2
  Daegis eDiscovery achieved its fourth straight year of ISO 27001 information security certification for protection of client data

First Quarter Comparative Financial Summary

$ In Millions, except per share and % data	Q1 FY 2014	Q1 FY 2013	% or $ Change (3)
Total Revenue	$8.0	$9.6	(17%)
Total eDiscovery Revenue	$3.3	$4.1	(18%)
Total Database, Archive, and Migration Revenue	$4.6	$5.6	(17%)
GAAP Net Income (Loss)	($0.6)	$0.2	($0.8)
GAAP Net Income (Loss) Per Share - Diluted	($0.05)	$0.00	($0.04)
Adjusted EBITDA (1)	$0.7	$1.1	($0.4)
Adjusted EBITDA Margin (1)	8.5%	11.6%	(3.1%)
Non-GAAP Net Income (Loss) (1)	($0.1)	$0.3	($0.4)
Non-GAAP Net Income (Loss) Per Share – Diluted (1)	($0.01)	$0.01	$(0.02)
Cash from Operations	$0.9	$0.6	$0.3
Cash (2)	$5.0	$5.5	($0.4)
Total Debt Outstanding (2)	$16.0	$17.7	($1.7)

(1)	See reconciliation table below regarding the presentation of Adjusted EBITDA and Non-GAAP net income.

(2)	Results as of July 31, 2013 and 2012.

(3)	The calculation of percentage or dollar change is based on whole dollars.

Investor Conference Call

Management will host a conference call today, August 27, 2013, at 2:00 p.m. PT (5:00 p.m. ET) to review the first quarter financial results. The call can be accessed by dialing (877) 941-1427 or (480) 629-9664 for international callers. Additionally, the conference call will be broadcast live on Daegis’ website at www.daegisinc.com. A replay of the call will be available through Sept. 6, 2013 by dialing (800) 406-7325 or (303) 590-3030 for international callers and using the following passcode: 4634828#.

About Daegis Inc.

Daegis Inc. (NASDAQ: DAEG) is an eDiscovery and information management company, delivering eDiscovery, archiving software, data management tools, and migration solutions. Daegis delivers leading-edge eDiscovery and archiving software through Daegis Edge, an end-to-end platform for managing the eDiscovery life cycle, Daegis Acumen technology assisted review and AXS-One enterprise information archiving. Daegis also offers specialized services including data collection, analytics consulting, project management and managed document review. The Gupta Technologies and Composer Technologies businesses serve customers around the globe with development tools, databases and application migration software. Visit our websites to learn more.

Use of Non-GAAP Financial Information

To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, Daegis uses certain Non-GAAP measures of financial performance. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. For more information on these Non-GAAP financial measures including how they are calculated, please see the tables in this release captioned “Reconciliation of GAAP to Non-GAAP Net Income” and “Reconciliation of GAAP Operating Income to Adjusted EBITDA” which includes a reconciliation of the GAAP results to Non-GAAP and Adjusted EBITDA results.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements in the press release include the statements made by Mr. Bacci. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a fiscal year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients' business and other factors detailed in the Company's filings with the Securities and Exchange Commission.

Contact:
Daegis Investor Relations
Deb Thornton, (916) 218-4779
dthornton@daegis.com

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DAEGIS INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 31, 2013	April 30, 2013
ASSETS
Current assets:
Cash	$5,044	$5,459
Accounts receivable, net	8,100	10,594
Prepaid expenses and other current assets	662	1,203
Assets held for sale	-	926
Total current assets	13,806	18,182

Property and equipment, net	1,672	1,934
Goodwill	11,706	11,706
Intangibles, net	6,767	7,152
Other assets	686	733
Total assets	$34,637	$39,707

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$455	$243
Current portion of long-term debt	1,348	2,519
Accrued compensation and related expenses	1,640	2,697
Common stock warrant liability	303	204
Other accrued liabilities	915	863
Deferred revenue	7,059	8,449
Liabilities held for sale	-	526
Total current liabilities	11,720	15,501

Long-term debt, net of current portion	14,644	15,170
Deferred tax liabilities, net	883	923
Other long-term liabilities	1,352	1,429
Total liabilities	28,599	33,023

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock	—	2
Common stock	17	15
Additional paid-in capital	100,040	100,053
Accumulated other comprehensive income	280	280
Accumulated deficit	(94,299)	(93,666)
Total stockholders’ equity	6,038	6,684
Total liabilities and stockholders’ equity	$34,637	$39,707

DAEGIS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended July 31,
	2013	2012
Revenues:
eDiscovery	$3,328	$4,073
Database, archive, and migration	4,636	5,565
Total revenues	7,964	9,638

Operating expenses:
Direct costs of eDiscovery revenue	1,623	2,155
Direct costs of database, archive, and migration revenue	916	1,282
Product development	1,671	1,884
Selling, general and administrative	3,778	5,033
Sale of intangible trade name	—	(1,000)
Total operating expenses	7,988	9,354
Income (loss) from operations	(24)	284

Other income (expense):
Gain (loss) from change in fair value of common stock warrant liability	(99)	460
Interest expense	(415)	(442)
Other, net	(31)	(93)
Total other income (expense)	(545)	(75)

Income (loss) before income taxes	(569)	209
Provision for income taxes	64	52
Net income (loss)	$(633)	$157

Income (loss) per share:
Basic	$(0.05)	$0.00
Diluted	$(0.05)	$0.00

Weighted-average shares used in computing income (loss) per share:
Basic	15,297	14,718
Diluted	15,297	14,718

DAEGIS INC.
RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED EBITDA
(In thousands, except per share data)

	Three Months Ended July 31,
	2013	2012
GAAP income (loss) from operations	$(24)	$284

Amortization of intangible assets	385	384
Stock based compensation expenses	53	176
Depreciation	265	278
Total adjustments to GAAP income (loss) from operations	703	838

Adjusted EBITDA	$679	$1,122

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (In thousands, except per share data)

GAAP net income (loss)	$(633)	$157

Amortization of intangible assets and warrant discount	385	384
Stock based compensation expenses	53	176
Gain from change in fair value of common stock warrant liability	99	(460)
Total adjustments to GAAP net income (loss)	537	100

Non-GAAP net income (loss)	$(96)	$257

Non-GAAP diluted income per share	$(0.01)	$0.01

Weighted average shares used in computing income (loss) per share:
Dilutive	15,297	14,718